Exhibit 10.1

Certain portions of this agreement have been omitted in accordance with a request for confidential treatment submitted to the Securities and Exchange Commission (the “SEC”).  Omitted information has been replaced with three asterisks (***).  The omitted information has been filed separately with the SEC.

Amended and Restated Manufacturing Agreement

Effective Date:  January 1, 2011

This Manufacturing Agreement (the “Agreement”) is made and entered into as of the Effective Date shown above by and between

GFA BRANDS, INC.	(“Customer”)

115 West Century Road, Suite 260
Paramus, NJ 07652

and

VENTURA FOODS, LLC	(“Ventura”)

40 Pointe Drive
Brea, CA  92821–3698

Recitals

A.           Ventura previously has manufactured various products for Customer in aggregate quantities exceeding *** net pounds per year.

B.           Customer desires to have Ventura continue to manufacture various products under trademarks and trade names owned or used by Customer subject to the terms and conditions set forth in this Agreement.

C.           Ventura is willing to reserve manufacturing capacity for Customer, and manufacture the agreed products for sale to Customer, subject to the terms and conditions set forth in this Agreement.

D.           The parties have accepted and agreed to the terms and respective obligations contained in this Agreement, each intending to be legally bound.

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*** Certain information on this page has been omitted in accordance with a request for confidential treatment submitted to the SEC.  The omitted information has been filed separately with the SEC.

Terms of Agreement

1.           General:  co-packing arrangement

Ventura shall manufacture and sell to Customer and Customer shall purchase from Ventura Products subject to the terms and conditions of this Agreement.

2.           Products

2.1           Customer is responsible for providing to Ventura a complete ingredient list for each Product.  Customer may, at its option, provide additional formulas, specifications and process parameters (“Product Manuals”) regarding the manufacture of its Products subject to mutual agreement and acceptance by Ventura.

2.2           Before Ventura commences volume production of any new Product for Customer, Customer shall test the finished Product and approve the Product for production.  All production trials and testing of new Products shall be billed to Customer at a mutually agreed rate.

3.           Capitalized Terms

Capitalized terms used in this Agreement shall have the definitions set forth in Schedule 3, unless a different meaning is clearly required by the context.

4.           Forecasts, cost projections and orders

4.1           Customer forecasts.  Customer shall provide Ventura each month with a rolling thirteen (13) week forecast of its requirements for Products for the following thirteen (13) weeks.  The forecast for each month will include at a minimum specific Product volume by SKU and plant.

4.2           Ventura Price Reports.  Ventura shall provide Customer periodically with updated Price Reports for each Product on Customer’s most recent forecast, including:

(a)	Ingredient Cost;

(b)	Packaging Cost;

(c)	Loss Factors; and

(d)	the Toll.

4.3           Orders.  Customer will use its best efforts to place orders as far as possible in advance of the requested shipment date, and no less than five (5) business days before the requested delivery date, and Ventura will timely fill all Customer orders subject only to Force Majeure Events, short lead orders (i.e., orders placed with requested delivery date of less than five (5) business days) and occasional issues contemplated by paragraph 4.4 below.

4.4           Mutual cooperation. The parties recognize that lead times on ingredients and manufacturing schedules may limit the ability of Ventura to fill orders on five (5) business days notice, and the parties will mutually cooperate to provide accurate forecast data and improved lead times to the maximum extent practicable.

4.5           Minimum Annual Volume. Customer agrees to purchase a minimum Annual Volume of *** pounds of Products per Contract Year during the term of this Agreement, commencing with the Contract Year July 1, 2010 to June 30, 2011.

5.           Price

5.1           In general, the Price for each Product is the ***.

5.2           The calculation of Prices for Products shall be set forth in the Product Cost Sheets to be provided to Customer on a regular basis in accordance with past practices. Pricing is subject to revision and amendment from time to time as provided in paragraph 6 and elsewhere in the Agreement.

5.3           In the event that Ventura invoices Customer separately for unused, obsolete or excess Ingredient Costs or Packaging Costs incurred by Ventura, the amount invoiced shall be the actual cost of the ingredients or packaging, provided that such components have been purchased in conformity with forecasts made by Customer’s pursuant to subparagraph 4.1.

5.4           Ventura and Customer will work together on continuous improvement initiatives during the term of this Agreement, including but not limited to (i) reallocating Products within Ventura’s network of manufacturing facilities (as mutually agreed) to drive unnecessary costs out of the system; (ii) reducing Loss Factors; and (iii) evaluating and implementing new and/or improved equipment for the manufacturing of Products.

6.           Toll adjustments

6.1           Initial Toll and Loss Factors rates

The initial Toll rates and Loss Factors in effect at the Effective Date are set forth on Schedule 6.1.

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*** Certain information on this page has been omitted in accordance with a request for confidential treatment submitted to the SEC.  The omitted information has been filed separately with the SEC.

6.2           Annual Toll adjustments

The initial Toll rates set forth on Schedule 6.1 shall be increased by $*** each year on July 1 during the term of this Agreement.Such changes in the Toll rates shall apply to all Products shipped on or after July 1 of each Contract Year during the term.

6.3           Toll discount if Annual Volume exceeds *** pounds.

6.3(a)           General: discount on Incremental Volume.

Commencing with the Contract Year July 1, 2010 to June 30, 2011, and for each Contract Year thereafter, if Customer’s Annual Volume exceeds *** pounds of Products then Customer shall receive a discount on Tolls for that Contract Year in the amounts shown in the following table:

Table 6.3(a)                      Toll Discounts

Annual Volume	Toll Discount
Annual Volume less than *** pounds	None
Annual Volume *** pounds or more	$*** on Incremental Volume
Annual Volume more than *** pounds	Retroactive discount of $*** on the first *** pounds and continuance of the $*** on all Incremental Volume

6.3(b)           Calculation of Toll Discount.                                                      Upon achieving an Annual Volume of *** pounds, the applicable Toll discount shall be calculated by Ventura and all invoices to Customer for Incremental Volume shall reflect such reduced Tolls.  In addition, in the event Annual Volume exceeds *** pounds, Ventura shall promptly (within sixty (60) days of achieving the threshold) pay Customer ***, representing the additional incentive of $***on the first *** pounds shipped during the Contract Year.

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*** Certain information on this page has been omitted in accordance with a request for confidential treatment submitted to the SEC.  The omitted information has been filed separately with the SEC.

6.4           Product Growth Fund. The parties acknowledge that increased consumer demand for Products could benefit both parties.   To aid in Customer’s efforts to grow demand for Products, within thirty (30) days of the execution of this Agreement, Ventura agrees to pay Customer a one-time, nonrefundable amount of *** to be used at Customer’s discretion to promote the sale of Products in calendar year 2011.

6.5           True-Up Credit.  Any adjustments to charges for Toll fees incurred after February 1, 2011, that are necessary to reflect the January 1, 2011 effective date of this Agreement shall be paid to Customer in the form of a credit memo to be deducted by Customer on Customer’s next scheduled invoice.  Ventura shall provide adequate documentation to detail such credit amounts (based on Product shipment dates).

7.           Packaging

Products shall be packed in containers bearing trademarks and/or trade names specified and owned or lawfully used by Customer. If packaging and/or label changes are required by a change in law or at the request of Customer, all costs of such changes shall be borne by Customer.

8.           Payment and delivery terms

8.1           Terms of payment shall be net thirty (30) days from date of invoice.

8.2            Unless other arrangements for distribution or warehousing have been made for a Product under paragraph 9, all Products purchased by Customer hereunder shall be delivered to Customer F.O.B. Ventura’s plant.

8.3           Products shall be invoiced on or shortly after the date of shipment.

8.4           If Ventura incurs unique Ingredient Costs or unique Packaging Costs based on Customer’s forecasts pursuant to subparagraph 4.1 for inventory that it reasonably determines is unused, obsolete or excess (for example, those costs have not been included in an invoiced Product Price for 90 days; or Customer’s forecasts do not project that the ingredient or packaging will be used within three months and Ventura does not project using the ingredient or packaging for another customer within three months), then Ventura shall invoice and Customer shall pay the Ingredient Costs or Packaging Costs as provided in paragraph 5.3.  If Ventura agrees that the material to be invoiced to Customer under this paragraph may be usable within the specified time frame at another Ventura location, then as an alternative to purchasing the Ingredient or Packaging, Customer may agree with Ventura to ship the material to such other Ventura location at Customer’s sole expense.

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*** Certain information on this page has been omitted in accordance with a request for confidential treatment submitted to the SEC.  The omitted information has been filed separately with the SEC.

8.5           Customer may reject and refuse to pay for Product that the parties reasonably agree does not conform to specifications or otherwise is not in compliance with the terms and conditions of this Agreement.

9.           Distribution and warehousing services

9.1           Ventura shall not charge Customer for warehousing required to rationalize production commitments with Customer’s forecasts.

9.2           If Customer requests Ventura to provide warehousing services beyond the basic scope of this Agreement, and Ventura agrees to provide such services, such services shall be separately stated on each invoice for each affected Product.

9.3           If Customer requests Ventura to provide distribution services beyond the basic scope of this Agreement (that is, delivery terms other than F.O.B. Ventura plant), and Ventura agrees to provide such services, such services shall be separately stated on each invoice.

10.           Shipping and risk of loss

10.1           Products shall be delivered F.O.B. Ventura’s plant.

10.2           In the normal course Customer shall designate a carrier for shipments of Products.  Ventura shall coordinate loading appointments at Ventura’s plant for the shipping of Products.  Customer shall be responsible for payment of freight invoices directly to the carrier.

10.3           If Customer does not designate a carrier, or a designated carrier declines to provide the requested service, Ventura may designate a licensed common carrier for delivery.  If Ventura pays the carrier, Customer is responsible for reimbursement of all freight charges.  Ventura shall seek prior approval of freight charges that are not part of the then-applicable standard freight table and supply customary documentation of Ventura-paid freight charges if requested by Customer.  The freight table in effect as of January 24, 2011 is attached as Schedule 10.3.  Ventura shall use reasonable efforts to provide at least five (5) business days prior notice of any freight rate changes.

10.4           If Ventura prepays freight charges for shipments of Products, the minimum freight charge shall be for *** pounds; provided, however, that if Ventura adds an order or accepts a third party order to the same destination as the Products, then Customer will only be charged for the actual weight of Products shipped.

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*** Certain information on this page has been omitted in accordance with a request for confidential treatment submitted to the SEC.  The omitted information has been filed separately with the SEC.

10.5           Customer shall bear the risk of damage to or loss of Products after delivery to a carrier.

10.6           If Customer pays the freight charges directly, Customer shall be responsible for filing any claim for damaged or missing Products with the carriers.

10.7           If Ventura prepays freight charges, Ventura shall be responsible for filing any claim for damaged or missing Products with the carriers.

11.           Warranties of Ventura

11.1 Ventura warrants that Products will be processed and packaged according to and shall meet the specifications and be manufactured in accordance with the Product Manuals provided by Customer and accepted by Ventura. Ventura shall not cause any adulteration of the Products due to their packaging and handling of the Products and the furnished materials.

11.2           Ventura warrants that Products delivered by Ventura hereunder are guaranteed, as of the date of such delivery, to be on such date not short in weight or, due to a failure to meet the mutually agreed specifications, adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended, or any other Federal, state or local law.

11.3           Ventura will under no circumstances use the brand names under which the Products are sold or the labels utilized on the Products (or any other trademarks or brand names of Customer or others which Customer uses with respect to the Products) on any product or products other than the Products supplied hereunder to Customer, except by written agreement with Customer. Ventura acknowledges that it does not have and shall not acquire any interest by reason of its use of same in supplying Products to Customer hereunder.

11.4           Ventura will comply with all applicable federal, state and local health, safety and food laws, regulations and ordinances, including without limitation, the Public Health Security and Bioterrorism Preparedness and Response Act, as amended, and the Food Safety Modernization Act, as amended, and the regulations promulgated thereunder.

12.           Ventura Indemnification

12.1           Ventura will defend, indemnify and hold Customer and its Customers harmless (i) against any and all losses, damages, fines, and expenses arising from complaints or legal actions by any agency of Federal, state or local government, including, without limitation, the Federal Food and Drug Administration and comparable state or local agencies, and including, without limitation, such actions as those seeking seizure of product or injunctive relief, and (ii) against any and all losses, damages, fines, expenses, complaints, claims or legal actions alleging or arising from damages, death, illness or injuries arising out of the purchase, sale or use of the Products, to which Customer may become subject by reason of any breach of the warranties and guarantee in paragraph 11 or any breach of Ventura’s responsibilities in paragraph 15 of this Agreement, unless and to the extent such breaches are caused in whole or in part by the negligent or willful act or omission of Customer or a third party, or by Customer’s breach of its obligations hereunder.

12.2           In the event any claim is asserted or any suit is filed against Customer for which Ventura may be required to indemnify Customer under this paragraph, Customer shall promptly notify Ventura of such claim or suit. Ventura, upon receipt of such notice, shall undertake the defense of such suit or the settlement of any such claim at its own expense and in such event shall have charge and direction of any proceedings relating thereto provided that Customer, at its option and expense, may employ counsel of its choice and participate in the defense.

12.3           In no event shall Customer be free to settle any such claim or suit without the consent of Ventura if by such settlement Ventura may be rendered liable to indemnify Customer under the terms of this Agreement. Failure on the part of Customer to notify Ventura within a reasonable time of any claim or suit shall negate Ventura’s obligations under this paragraph.

13.           Warranties of Customer

13.1           Customer has all necessary rights to manufacture, distribute and sell the Products (including without limitation all associated trademarks and packaging) throughout the United States, and any other jurisdiction to which it will sell or offer to sell the Products.

13.2           Customer warrants that all Products and their constituent ingredients are wholesome, suitable for human consumption as food and formulated in compliance with all applicable law and regulations.

13.3           Customer warrants that all labels approved by Customer to be used upon the Products shall not violate any law or regulations in effect in any jurisdiction in which the Products are manufactured, shipped or sold; and

13.4           Customer warrants that all labels, specifications and procedures supplied by Customer hereunder shall not infringe any valid United States patent, trademark or copyright of any person not a party to this Agreement.

14.           Customer Indemnification

14.1           Customer will defend, indemnify and hold harmless Ventura from and against all losses, claims, damages, fines, expenses or actions to which Ventura may become subject by reason of any breach by Customer of the representations and warranties described in paragraph 13 of this Agreement, unless and to the extent such breaches are caused in whole or in part by the negligent or willful act or omission of Ventura or by Ventura’s breach of its obligations hereunder.

14.2           In the event any claim is asserted or any suit is filed against Ventura for which Customer may be required to indemnify Ventura under this paragraph, Ventura shall promptly notify Customer of such claim or suit. Customer, upon receipt of such notice, shall undertake the defense of such suit or the settlement of any such claim at its own expense and in such event shall have charge and direction of any proceedings relating thereto provided that Ventura, at its option and expense, may employ counsel of its own choice and participate in the defense.

14.3           In no event shall Ventura be free to settle any such claim or suit without the consent of Customer if by such settlement Customer may be rendered liable to indemnify Ventura under the terms of this Agreement. Failure on the part of Ventura to notify Customer within a reasonable time of any claim or suite shall negate Customer obligation under this paragraph.

15.           Ventura Responsibilities

15.1           Ventura shall be responsible for ensuring that all records of Ventura regarding the manufacturing, processing, packaging, handling and shipment of the Products are being properly documented and retained in accordance with current manufacturing practices promulgated by the United States Food and Drug Administration (“FDA”) and other comparable promulgations of Federal, state and local agencies (collectively, “Good Manufacturing Practices”), and upon prior written request, Customer shall be provided reasonable backup documentation confirming the compliance with such regulations.  Upon written request by Customer, Ventura shall provide reasonable backup documentation in the form of Price Reports detailing the amounts invoiced by Ventura to Customer under this Agreement.

15.2           Ventura shall remain responsible for, and exercise full control, direction and supervision over, all testing of the Products, including but not limited to stability tests, as such records, inspections or tests may be required by the FDA, other Federal, state and local agencies and/or current Good Manufacturing Practices.

15.3           The Products subject to this Agreement shall be produced and packed at the plant(s) mutually agreed by Ventura and Customer.

15.4           Representatives of Customer shall be permitted to enter Ventura’s plant upon reasonable notice during business hours, including, without limitation, during preparation, processing, packaging and/or clean-up hours to inspect the manner in which the Products are being packaged, stored and loaded. Customer representatives shall have the right to inspect all pertinent records which may apply to or have a bearing on the quality and quantity of finished goods sold to Customer hereunder, including but not limited to all reports, charts, data, samples and other documents routinely made as part of Ventura’s production procedures for Customer Products and reports of applicable governmental inspectors.

15.5           Upon receipt of written notice from Customer, Ventura shall promptly correct any matters that are found to be in noncompliance with applicable governmental regulations and/or Good Manufacturing Practices. Ventura shall make and maintain such other production records as may be reasonably requested from time to time by Customer, and Customer representative shall also have the right to inspect such records and reports.

15.6           Ventura shall exercise due care in the processing, packaging, storage, and loading of all Products and supplies covered by this Agreement and shall, in particular, follow applicable Good Manufacturing Practices.

15.7           Ventura shall furnish Customer with a copy of its recall policy and procedures, which demonstrate its ability to track all raw materials and their production codes through processing and into primary distribution.

15.8           Ventura shall notify Customer immediately by phone (with written confirmation to follow within 24 hours) of (i) any recall (or other) action by any regulatory agency against a Product covered under this Agreement, (ii) any violations reported or recorded during any inspection and/or any analytical results obtained from regulatory agencies which impact such Products, ingredients or supplies, (iii) any significant process deviation that compromises the safety and/or quality of Products and (iv) any complaints received from consumers or other parties regarding reports of illness or complaints relating to health, injury, accident, death or any other potential hazard related to Products.  All such notifications must be immediately sent to Customer’s designated “Quality Control” contact.

15.9           Either Customer or Ventura may determine that a product recall is necessary.  If Customer determines that it is in the best interest of the Customer, its brand names, trade names and other consumer values that a recall is necessary, Ventura shall arrange the recall in close coordination with the Customer.  Ventura shall be responsible for direct costs of the recall to the extent that the recall is required due to Ventura’s breach of the warranties set forth in paragraph 11 or obligations set forth in paragraph 15.  The Customer shall be responsible for all other recall costs.

15.10           Ventura shall provide Customer with the following policies, which shall be updated and resubmitted to Customer from time to time: Allergen Policy, HACCP Plan and Metal Detection Policy.

16.           Infringement of Customer IP. Customer may test products manufactured by Ventura no more than *** per calendar quarter.  In the event that Customer believes Ventura is infringing any of its patents (owned or licensed) or trade secrets (collectively, “Customer’s IP”), Customer shall promptly notify Ventura of the alleged infringement and provide relevant information regarding the alleged infringement, including but not limited to a description of the applicable products and their applicable manufacturing codes along with identification of the Customer IP that has been infringed.  Except as otherwise provided in paragraph 16.1, within ten (10) business days of receipt of said notice of alleged infringement, Ventura shall provide written notice to Customer either (i) electing to implement immediate corrective actions as provided in paragraph 16.1 or (ii) initiating the dispute process as provided in paragraph 16.2.

16.1   In the event that Ventura elects to not dispute the notice of alleged infringement, Ventura and Customer shall cooperate and Ventura shall use its best efforts to determine the cause of the alleged infringement and to take such immediate actions as are required to eliminate such infringement.  So long as Ventura complies in good faith with its obligations under this paragraph, Ventura shall not be required to withdraw any products from distribution nor shall any compensation be owed by Ventura to Customer for any such infringement.  Notwithstanding anything to the contrary, if Ventura (i) fails to comply with its obligations under this paragraph, (ii) receives *** or more bona fide notifications of infringement from Customer in any *** calendar quarter period, or (iii) receives *** or more bona fide notifications of infringement within the initial term of this Agreement, Customer may directly initiate proceedings under Section 23 of the Agreement and pursue all available claims and remedies for such infringements.

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*** Certain information on this page has been omitted in accordance with a request for confidential treatment submitted to the SEC.  The omitted information has been filed separately with the SEC.

16.2           In the event that Ventura elects to dispute any notice of infringement, the parties shall promptly initiate proceedings under Section 23 of the Agreement.

17.           Term

The initial term of this Agreement commences as of January 1, 2011, and continues unless earlier terminated through June 30, 2016. The term then shall be extended for additional twelve-month terms unless either party has given at least (a) twelve months prior notice of termination, for the initial term, or (b) one-hundred-eighty (180) days prior written notice of termination for any additional twelve-month term.

18.           Termination

18.1           Upon expiration or termination of this Agreement, Customer shall purchase (1) all remaining Products produced by Ventura for Customer, at the then-current Pricing; and (2) any unused unique ingredients and packaging materials purchased by Ventura in conformance with Customer’s forecasts under subparagraph 4.1, at then-current Cost Sheet costs. Ventura shall return to Customer (at Customer request), freight collect, all such Products, Raw Materials, ingredients and Packaging Materials.

18.2           Termination of this Agreement shall be without prejudice to any rights which may have accrued to Customer or Ventura prior to the date of termination.

18.3           With the exception of Customer’s payment obligation, neither party shall be responsible to the other for failure to perform or delays in performing obligations under this Agreement due to a Force Majeure Event.  In the event Ventura is unable to perform its obligations under this Agreement due to a Force Majeure Event, Ventura shall immediately notify Customer and provide details of the Force Majeure Event and Ventura’s best estimate of its duration.  For a period of thirty (30) days after Customer’s receipt of written notice of the Force Majeure Event, Customer may give written notice to Ventura that it intends to transfer volume to an alternate supplier.  At the end of the Force Majeure Event, Ventura shall give Customer written notice of its ability to resume full performance under this Agreement, and the parties shall work in good faith to transition the transferred production back to Ventura in a reasonable time frame.  All transferred volume of Product produced by a third party manufacturer that is attributed to the Force Majeure Event shall be included in calculating Customer’s minimum Annual Volume as contemplated by paragraph 4.5, but will not be included in the Toll Discount Program as contemplated by paragraph 6.3(a).

18.4           Either party may, at its sole option, terminate this Agreement immediately:

(i)
in the event the other party shall breach or violate any material terms or conditions required to be performed by such party and fails to remedy such breach or violation within thirty (30) days after receipt of written notice from the terminating party of its intention to terminate; or

(ii)
in the event the other party shall make an assignment for the benefit of creditors, commence a voluntary case or unsuccessfully defend an involuntary petition under any bankruptcy law or similar law of relief of debtors, consent to the appointment of a receiver, custodian or trustee for itself or the major part of its property, or otherwise fail to pay its debts as they become due.

In the event Ventura elects to terminate this Agreement in accordance with paragraph 18.4(i) for any reason other than Customer’s uncured payment breach, Ventura agrees to cooperate with Customer on an orderly transition (not to exceed one hundred and eighty (180)days) of Customer’s production volume to Customer’s alternate manufacturers.

In the event Customer elects to terminate this Agreement in accordance with paragraph 18.4(i), Customer agrees to have Ventura continue manufacturing the Products and cooperate with Ventura on an orderly transition (not to exceed one hundred and eighty (180) days) of Customer’s production volume to Customer’s alternate manufacturers.

 19.           Insurance

Throughout the term of this Agreement, Ventura shall maintain comprehensive general liability insurance in the following amounts:

Bodily Injury	-	$*** per occurrence

Property Damage	-	$*** (except automobile)

The CGL policy shall include Product Liability coverage of at least $*** per occurrence with Broad Form Vendor’s Endorsement naming Customer. Ventura shall furnish Certificates of Insurance to Customer evidencing the coverage described in this paragraph as soon as practicable but not more than thirty (30) days after request by Customer. Said Certificate shall provide for at least thirty (30) days’ prior written notice of cancellation or substantial change.

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*** Certain information on this page has been omitted in accordance with a request for confidential treatment submitted to the SEC.  The omitted information has been filed separately with the SEC.

20.           Confidential information

20.1           Duty to protect.   Each party receiving Confidential Information shall protect it from disclosure or misuse with at least the same degree of care as it uses for its own confidential and proprietary information.

20.2           Non-disclosure.    Each party receiving Confidential Information shall hold it in confidence and not disclose to any other person (except to its affiliates, agents or employees bound by an appropriate obligation of confidentiality, or as required by judicial process) without the disclosing party’s prior written consent.  Ventura acknowledges that Customer may have to disclose copies of this Agreement, as amended, to the Securities and Exchange Commission. Ventura consents to such disclosures.

20.3           Use only in support of Agreement. Each party receiving Confidential Information shall use it only for the purposes of performing its obligations under this Agreement.

20.4           Survival of confidentiality obligations. The obligations described above regarding Confidential Information shall survive any termination of this Agreement.

20.5           Return or destruction of Confidential Information. Upon request of a disclosing party, the receiving party shall return all Confidential Information delivered by the requestor, and either return or certify to the destruction of Confidential Information contained in the records of the receiving party.  Notwithstanding the foregoing, (a) the receiving party shall be permitted to retain one copy of Confidential Information in its legal files until the expiration of applicable statutes of limitations, and (b) this provision shall not be interpreted to require Ventura to destroy, alter or segregate production records kept in the normal course of business.

20.6           Supersedes prior confidentiality agreements. The provisions of this Agreement regarding Confidential Information supersede all prior agreements and understandings between the parties on the subject of confidentiality and protection of proprietary information, except that Confidential Information received under prior confidentiality or nondisclosure agreements shall continue to be held in confidence pursuant to the terms of this Agreement.

21.           Independent Contractors

It is understood and agreed that the parties are independent contractors and engage in the operation of their own respective businesses.  Except as may be specifically provided in this Agreement, neither Customer nor Ventura shall be considered the agent of the other for any purpose, and neither Customer nor Ventura has any authority to enter into any contracts or assume any obligations for the other or to make any warranties or representations on behalf of the other. Nothing in this Agreement shall be construed to establish a relationship of co-partners or joint venturers between Customer and Ventura.

22.           Governing law

This Agreement shall be governed by the laws of the State of California, as applied to contracts entered into and entirely to be performed within that state, and federal laws of the United States as applicable. Except for disputes that are submitted and timely resolved pursuant to the arbitration process set forth in paragraph 22, each of the parties agrees to submit to the exclusive jurisdiction of the federal and state courts of the State of California sitting in Orange and Los Angeles counties in any action or proceeding arising out of or relating to this Agreement.

23.           Dispute resolution

23.1           Arbitration:  general

Except as provided in subparagraph 23.5, below, any dispute, claim or controversy between Customer and Ventura that arises out of or relates to this Agreement or its breach, termination, enforcement, interpretation or validity, including the determination of the scope or applicability of this Agreement to arbitrate, shall be determined by arbitration before one arbitrator. The arbitrator may, in the Award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party.  Judgment on the Award may be entered in any court having jurisdiction.

23.2           Arbitration agency and site of arbitration

The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures.

23.3           Site of arbitration

For all claims other than alleged infringement, the arbitration shall be administered in the city of (i) New York if the arbitration is first demanded by Ventura, or (ii) Los Angeles if the arbitration is first demanded by Customer.  For claims of alleged infringement, the arbitration and mediation shall be held and administered in the neutral forum of Kansas City, Missouri.

23.4           Provisional remedies

This arbitration paragraph shall not preclude parties from seeking provisional remedies in aid of arbitration, or to prevent immediate and irreparable injury, loss or damage from a court of appropriate jurisdiction.

23.5           Mandatory mediation prior to arbitration

Prior to the appointment of the arbitrator, and within 10 days from the date of commencement of the arbitration, the parties shall submit the dispute to JAMS for mediation. The parties will cooperate with JAMS and with one another in selecting a mediator from JAMS panel of neutrals, and in promptly scheduling the mediation proceedings. The parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator or any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. If the dispute is not resolved within 30 days from the date of the submission of the dispute to mediation (or such later date as the parties may mutually agree in writing), the administration of the arbitration shall proceed forthwith. The mediation may continue, if the parties so agree, after the appointment of the arbitrators.  Unless otherwise agreed by the parties, the mediator shall be disqualified from serving as arbitrator in the case.  The pendency of a mediation shall not preclude a party from seeking provisional remedies in aid of the arbitration from a court of appropriate jurisdiction, and the parties agree not to defend against any application for provisional relief on the ground that a mediation is pending.

23.6           Limitation of damages

Except as attributable to willful misconduct, neither party to this Agreement, nor any affiliate, assignee or controlling entity, shall have any liability or obligation arising from or relating to the transactions contemplated by this Agreement for special, incidental, indirect, consequential, exemplary or punitive  damages, however categorized.  Nothing in this paragraph, however, shall limit a party’s ability to pursue claims for actual, direct or compensatory damages.

23.7           Continuing Obligations.

For the avoidance of doubt, during the pendency of any dispute resolution procedure under this Agreement relating to intellectual property disputes, Ventura shall continue to manufacture the Products for Customer in accordance with the terms and conditions of this Agreement.

24.           No Waiver

No waiver by either party of any breach, default, or violation of any term or provision hereof shall constitute a waiver of any subsequent breach, default or violation of the same or other term or provision.

25.           Compliance with laws

If any law, ordinance, rule, order or regulation of any governmental unit shall become effective during the term of this Agreement, which shall prohibit the performance of any portion of this Agreement, this Agreement shall be suitably amended so that it will comply with such law, ordinance, rule, order or regulation.

26.           Assignment: notice and consent

26.1           Neither party may assign or otherwise transfer this agreement, including without limitation by operation of law, merger or acquisition, without the prior written consent of the other party, except in connection with a reorganization or similar transaction as a result of which there is no substantial change to the ultimate beneficial ownership of the assigning party.  Any other purported assignment or transfer without prior written consent shall render this Agreement terminable on 90 days notice at the election of the party whose consent was not obtained.

26.2           A party wishing to assign this Agreement shall provide the other party with at least thirty (30) days prior written notice.

26.3           Neither party shall unreasonably withhold its consent to an assignment.  Reasonable grounds for withholding consent might include factors such as the financial resources, competitive posture or commercial viability of the proposed assignee, or any failure of the proposed assignee to timely provide reasonable written assurances requested by the party whose consent is requested.

26.4  Notwithstanding anything to the contrary contained in this Agreement, upon written notice to Ventura, Customer may, without the prior written consent of Ventura, sell, transfer, assign or otherwise delegate its rights to, interest in, and obligations under this Agreement to any affiliate or person or entity that (i) acquires all or substantially all of Customer’s business or assets, or (ii) consolidates with, merges with or acquires more than fifty percent (50%) of the outstanding common stock of Customer or Customer’s parent company, Smart Balance, Inc.; provided, however, that the terms of this Agreement and all obligations set forth herein, including the accrued payment obligations and surviving payment obligations to Ventura, in connection with this Agreement, shall be binding upon the affiliate or transferee to the same extent it would be binding upon Customer if not for the assignment, sale, merger, consolidation, transfer or other delegation and Customer shall cause such affiliate or transferee to assume such obligations in writing and guarantee the performance of such affiliate or transferee pursuant to this Agreement.

26.5           This Agreement shall be binding and inure to the benefit of each of the parties, their successors and permitted assigns.

27.           Notice

27.1           The address of each party, for purposes of all formal notices required or permitted by this Agreement, is shown on the first page.

27.2           Either party may, from time to time, advise the other party in writing of a change of its address(es) for giving notice.

27.3           All notices required to be given pursuant to this Agreement shall be in writing and addressed to the party at the address shown on the first page of the Agreement, or such other address as to which the party has provided formal written notice.

27.4           Notices shall be deemed to have been duly given (a) if personally delivered or telecopied by 5:00 PM EST on such date (or the next following business day if personally delivered or telecopied after such time); or (b) if delivered or mailed (registered or certified mail, postage prepaid, return requested), on the date of receipt indicated on the return receipt or third-party delivery confirmation.

27.5           Any notice intended to call a party’s attention to a material breach of this Agreement shall be effective only if an additional copy is sent to the address identified above, addressed to the attention of “General Counsel” or “Legal Department.”

28.           Integration

This Agreement, together with any attached schedules and exhibits, contains all of the terms, warranties, representations, agreements, covenants, conditions and provisions agreed upon by the parties with respect to the manufacture and sale of the Products.  This Agreement merges and supersedes all prior agreements, understandings and representations relating to its subject matter.

29.           Modification and revision; construction

 This Agreement shall not be altered or changed except in writing and signed by appropriate authorized officials of the party or parties sought to be bound.  If any provision contained in this Agreement is determined to be invalid or unenforceable in any respect, that determination will not invalidate the entire agreement; instead, an arbitrator or court of competent jurisdiction shall have the authority to modify this Agreement so that it will be construed and enforced consistent with the intent of its provisions to the greatest extent permissible under applicable law.

30.           Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

31.           Signatures

The parties have caused this Agreement to be signed by their duly authorized representatives, intending to be legally bound as of the Effective Date shown on the first page.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

GFA Brands, Inc. a Delaware corporation		Ventura Foods, LLC a Delaware limited liability company

By:	/s/ Stephen B. Hughes	By:	/s/ Christopher D. Furman

Name:	Stephen B. Hughes	Name:	Christopher D. Furman

Title:	Chief Executive Officer	Title:	President and Chief Executive Officer

Date Signed:	2/23/11	Date Signed:	2/18/11

Schedules:
2	Schedule of Products
3	Defined Terms
6.1	Schedule of Initial Toll Rates and Loss Factors
10.3	Freight rates in effect as of January 24, 2011

Schedule 2

Schedule of Products

Pack	Description	GFA #	Ventura #
18/15 oz	Smart Balance Buttery Spread	01101	17464SBN
12/15 oz	Smart Balance Buttery Spread with Omega - 3	01104	17278SBN
12/2 - 7.5 oz	Smart Balance Buttery Spread with Flax	01106	17416SBN
18/15 oz	Smart Balance Buttery Spread (Wal-Mart)	01110	17464SMA
12/13 oz	Smart Balance Low Sodium Spread	01120	16060SMA
6/13 oz	Smart Balance Low Sodium Spread	01121	19397SBN
12/13 oz	Smart Balance Buttery Spread with EVOO	01130	17063SBN
12/15 oz	Smart Balance Buttery Spread with Calcium	01135	18330SBN
6/15 oz	Smart Balance Buttery Spread with Calcium	01136	19399SBN
12/15 oz	Smart Balance Light Spread with Flax (Wal-Mart)	01140	17419SMA
6/15 oz	Smart Balance Light Buttery Spread with EVOO	01142	19398SBN
6/15 oz	Smart Balance Light Buttery Spread with Omega - 3	01144	19396SBN
12/2 - 7.5 oz	Smart Balance Light Buttery Spread	01151	17417SBN
12/15 oz	Smart Balance Light Buttery Spread with EVOO	01152	17280SBN
12/15 oz	Smart Balance Light Buttery Spread with Omega - 3	01154	17064SBN
12/15 oz	Smart Balance Light Buttery Spread with Flax	01158	17419SBN
12/13 oz	Smart Balance Organic Buttery Spread	01162	16801SBN
6/45 oz	Smart Balance Buttery Spread	01163	17427SBN
6/45 oz	Smart Balance Light Buttery Spread with Flax	01166	17420SBN
12/15 oz	Earth Balance Soy-Free Buttery Spread (Canada)	01169	18142EBX
12/13 oz	Earth Balance Organic Buttery Spread	01171	16801EBN
12/15 oz	Earth Balance Non-GMO Buttery Spread (Canada)	01172	17586EBX
18/16 oz	Earth Balance Buttery Sticks	01174	13773EBN
18/15 oz	Earth Balance Shortening Sticks	01179	13657EBN
18/15 oz	Earth Balance Non-GMO Buttery Spread	01180	17421EBN
12/15 oz	Earth Balance Soy Garden Buttery Spread	01181	17425EBN
18/16 oz	Earth Balance Buttery Sticks (Canada)	01182	13773EBX
18/15 oz	Earth Balance Shortening Sticks (Canada)	01183	13657EBX
12/13 oz	Earth Balance Organic Buttery Spread (Canada)	01184	16801EBX
12/13 oz	Earth Balance Buttery Spread with EVOO (Canada)	01185	17587EBX
12/13 oz	Earth Balance Buttery Spread with EVOO	01186	17087EBN
6/45 oz	Earth Balance Non-GMO Buttery Spread	01187	17426EBN
6/45 oz	Earth Balance Non-GMO Buttery Spread (Canada)	01188	17426EBX
12/15 oz	Earth Balance Soy-Free Buttery Spread	01189	18142EBN
6/15 oz	Earth Balance Non-GMO Buttery Spread	01190	18563EBN
6/15 oz	Earth Balance Organic Buttery Spread	01191	19353EBN
6/15 oz	Earth Balance Soy-Free Buttery Spread	01199	18564EBN
30/16 oz	Nucoa Margarine Sticks	01300	11300NUC
12/15 oz	Nucoa Margarine	01400	18084NUC
12/15 oz	Best Life Buttery Spread	01500	18531BLF
12/15 oz	Best Life Buttery Spread with EVOO	01520	18530BLF
6/45 oz	Best Life Buttery Spread	01540	18532BLF
12/16 oz	Best Life Buttery Sticks (West)	01580	19129BLF
12/16 oz	Best Life Buttery Sticks (East)	01585	19128BLF
12/16 oz	Smart Balance Butter Blend Sticks (West)	01702	17866SBN
12/16 oz	Smart Balance Butter Blend Sticks (East)	01706	17864SBN
12/16 oz	Smart Balance Butter Blend Sticks with Omega - 3 (West)	01707	17867SBN
12/16 oz	Smart Balance Butter Blend Sticks with Omega - 3 (East)	01709	17860SBN
12/16 oz	Smart Balance Butter Blend Sticks with EVOO (West)	01710	17865SBN
12/16 oz	Smart Balance Butter Blend Sticks with EVOO (East)	01715	17862SBN
12/12 oz	Smart Balance HeartRight Regular Buttery Spread	01940	17641SBN
12/12 oz	Smart Balance HeartRight Light Buttery Spread	01950	17640SBN
6/12 oz	Smart Balance HeartRight Light Buttery Spread	01951	19395SBN
12/24 oz	Smart Balance Omega Oil Blend	09500	12451SBN
9/48 oz	Smart Balance Omega Oil Blend	09650	12452SBN

Schedule 3

Defined Terms

“Agreement” means the Manufacturing Agreement between Ventura and Customer, to which this Schedule is appended.

“Annual Volume” means the total pounds of Products shipped by Ventura (net of returns) during a Contract Year.

“Confidential Information” means all information that one party receives from the other that is of a nature that a reasonable business person would consider valuable, proprietary or confidential.  Examples include, but are not limited to, cost and pricing information, customer and vendor lists, product formulations, manufacturing techniques, sales forecasts and marketing plans. Confidential Information may be conveyed or recorded in oral, written, digital, magnetic or any other form.  Confidential Information does not include any information that is (a) publicly available, (b) known to the recipient prior to receipt from the disclosing party, (c) received by the recipient from a third party without breach of an obligation of confidentiality, or (d) independently developed by the recipient without reference to the disclosing party’s Confidential Information.

“Contract Year” means a period beginning July 1 and ending June 30 of the following calendar year during the term of this Agreement.

“Force Majeure Event” means a failure, disruption or delay in a party’s ability to perform its obligations under the Agreement by reason of fires, floods, storms, strike or labor disputes, civil disorders, war, governmental restrictions, crop failure, delays in transportation or car shortages, inability to obtain necessary labor, materials, manufacturing facilities, ingredients or energy, or other conditions beyond the reasonable control of either party.  No delay of Customer’s payment obligation is considered a Force Majeure Event.

“Incremental Volume” means, for any Contract Year, the amount by which Annual Volume exceeds *** pounds of Products shipped by Ventura (net of returns).

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*** Certain information on this page has been omitted in accordance with a request for confidential treatment submitted to the SEC.  The omitted information has been filed separately with the SEC.

“Ingredient Cost” means, for each ingredient in a Product, the delivered cost of that ingredient. The cost shall be

(a)
if the ingredient is purchased pursuant to a contract entered into between Ventura and Customer (such as, to fix the price of an oil ingredient for a particular time or quantity), the full delivered contract cost per unit;

(b)	if the ingredient is purchased by Ventura pursuant to a contract negotiated by Customer with the ingredient vendor, the full delivered contract cost per unit; or

(c)	if the ingredient is purchased by Ventura, without a specific contract with Customer, the Standard Cost of the ingredient.

“Loss Factors” means the agreed loss factors for ingredients and packaging for each Product size and configuration as identified on Schedule 6.1 hereto.  For new Product sizes and case configurations, Customer and Ventura will reasonably negotiate appropriate Loss Factors.

“Packaging Cost” means, for each packaging of a Product, the delivered cost of packaging (such as tubs, lids, cases, sleeves, bands, wrappers, pallets). The cost shall be

(a)
if the packaging is purchased pursuant to a contract entered into between Ventura and Customer (such as, to fix the price of packaging for a particular time or quantity), the full delivered contract cost per unit;

(b)	if the packaging is purchased by Ventura pursuant to a contract negotiated by Customer with the packaging vendor, the full delivered contract cost per unit; or

(c)	if the packaging is purchased by Ventura, without a specific contract with Customer, the Standard Cost of the packaging.

“Price” means, for each Product, the sum of all Ingredient Costs and Packaging Costs, applicable Loss Factor and other agreed cost items (if any, as evidenced by written agreement of the parties), plus the applicable Toll with agreed adjustments as set forth in this Agreement.

“Price Report” means the document delivered to Customer by Ventura from time to time for each Product SKU. The Price Report lists all applicable components of the then-effective Price by Product.

“Products” means (a) the products listed in Schedule 2 offered for sale primarily in the United States and Canada, and (b) other products to be manufactured at Customer’s request, subject to Ventura’s prior written approval, upon mutually agreeable terms.

“Standard Cost” means, for any ingredient in a Product, the then-current unit price reflected in Ventura’s manufacturing accounting system as of the date of manufacture or shipment of a Product.  Standard Costs are budgetary cost values that typically are adjusted in the last week of each calendar quarter for the following quarter.  Many ingredients will be adjusted only once a quarter, but ingredients subject to volatile market price movements may be adjusted monthly or in response to specific market movement.

“Toll”means the agreed component of a Product Price that represents compensation for ***.  The Toll for each Product size and case configuration at the Effective Date is set forth on Schedule 6.1.  See paragraph 6 for a description of when Tolls may be adjusted.  For new Product sizes and case configurations, Customer and Ventura will reasonably negotiate appropriate Tolls.

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*** Certain information on this page has been omitted in accordance with a request for confidential treatment submitted to the SEC.  The omitted information has been filed separately with the SEC.

Schedule 6.1

Schedule of Initial Toll Rates and Loss Factors

Loss Factors (shrink)
By Case Configuration and Size	Toll/lb.	Commodity / Ingredient*	Packaging*

18/15 oz tubs	$***	***%	***%
18/15 oz shortening sticks	$***	***%	***%
12/15 oz tubs	$***	***%	***%
6/13 oz tubs	$***	***%	***%
12/13 oz tubs (excluding organic)	$***	***%	***%
12/13 oz tubs (organic)	$***	***%	***%
6/45 oz tubs	$***	***%	***%
12/2-7.5 oz tubs	$***	***%	***%
6/12 oz tubs	$***	***%	***%
12/12 oz tubs	$***	***%	***%
6/15 oz tubs	$***	***%	***%
12/16 oz sticks (excluding butter blend sticks)	$***	***%	***%
12/16 oz butter blend sticks	$***	***%	***%
18/16 oz sticks	$***	***%	***%
30/16 oz sticks	$***	***%	***%
12/24 oz bottled oil **	$***	***%	***%
9/48 oz bottled oil **	$***	***%	***%
*Expressed as a percentage of delivered cost of the commodity/ingredient/packaging for the Products

** Loss Factors = ***% for Packaging only applies to Opelousas Plant;

** Loss Factors = ***% for Packaging applies to Ontario Plant (Corrugated).

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*** Certain information on this page has been omitted in accordance with a request for confidential treatment submitted to the SEC.  The omitted information has been filed separately with the SEC.

Schedule 10.3

Freight Rates as of January 24, 2011

See attached freight rate spreadsheet dated 1/24/11

Ontario

Customer #	Customer Name	Ship-to City	State	W/ Fuel Charge	W/O Fuel Charge	Notes
22050-018	C & S Whls.	Fresno	N CA	***	***	Route rate--if under ***lbs--actual cost (A)
22050-325	Super Store	Lathrop	N CA	***	***	Route rate--if under ***lbs--actual cost (A)
22050-080	Yosemite	Merced	N CA	***	***	Route rate--if under ***lbs--actual cost (A)
22050-194	Grocery Outlet	Modesto	N CA	***	***	Route rate--if under ***lbs--actual cost (A)
22050-240	Winco	Modesto	N CA	***	***	Route rate--if under ***lbs--actual cost (A)
22050-004	Albertsons	Roseville	N CA	***	***	Route rate--if under ***lbs--actual cost (A)
22050-163	Raley's	Sacramento	N CA	***	***	Route rate--if under ***lbs--actual cost (A)
22050-331	Coastal Pacific	Stockton	N CA	***	***	Route rate--if under ***lbs--actual cost (A)
22050-012	Unified Grocers	Stockton	N CA	***	***	Route rate--if under ***lbs--actual cost (A)
22050-327	Unified Western	Stockton	N CA	***	***	Route rate--if under ***lbs--actual cost (A)
22050-329	Safeway	Tracy	N CA	***	***	Route rate--if under ***lbs--actual cost (A)
22050-326	Albertsons	Vacaville	N CA	***	***	Route rate--if under ***lbs--actual cost (A)
22050-222	Trader Joes	Stockton	N CA	***	***	Route rate--if under ***lbs--actual cost (A)
22050-335	Bashas	Chandler	AZ	***	***	Route rate--if under ***lbs--actual cost (A)
22050-397	McLane	Goodyear	AZ	***	***	Route rate--if under ***lbs--actual cost (A)
22050-334	Peyton	Phoenix	AZ	***	***	Route rate--if under ***lbs--actual cost (A)
22050-337	Supervalu	Phoenix	AZ	***	***	Route rate--if under ***lbs--actual cost (A)
22050-333	Safeway	Tempe	AZ	***	***	Route rate--if under ***lbs--actual cost (A)
22050-332	Albertsons	Tolleson	AZ	***	***	Route rate--if under ***lbs--actual cost (A)
22050-153	Kroger Co.	Tolleson	AZ	***	***	Route rate--if under ***lbs--actual cost (A)

Truckload Costs

		W/ Fuel Charge	W/O Fuel Charge

Northern CA	Under ***#	***	***	Over ***#
Southern CA	Under ***#	***	***	Over ***#

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*** Certain information on this page has been omitted in accordance with a request for confidential treatment submitted to the SEC.  The omitted information has been filed separately with the SEC.

Ontario

Customer #	Customer Name	Ship-to City	State	W/Fuel Charge	W/O Fuel Charge	Notes
22050-316	Supervalu	Brea	CA	***	***	Route rate--if under ***lbs--actual cost (A)
22050-317	Supervalu	Irvine	CA	***	***	Route rate--if under ***lbs--actual cost (A)
22050-318	C & S Whls.	Vernon	CA	***	***	Route rate--if under ***lbs--actual cost (A)
22050-082	Coastal Pacific	Ontario	CA	***	***	Route rate--if under ***lbs--actual cost (A)
22050-065	Stater Bros	Colton	CA	***	***	Route rate--if under ***lbs--actual cost (A)
22050-321	Stater Bros	Relands	CA	***	***	Route rate--if under ***lbs--actual cost (A)
22050-382	Stater Bros	San Bernardino	CA	***	***	Route rate--if under ***lbs--actual cost (A)
22050-452	Trader Joes	Fontana	CA	***	***	Route rate--if under ***lbs--actual cost (A)
22050-011	Unified Western	Santa Fe Springs	CA	***	***	Route rate--if under ***lbs--actual cost (A)
22050-341	99 Cents Only	City of Commerce	CA	***	***	Route rate--if under ***lbs--actual cost (A)

(A) Actual freight procedure: Orders under *** lbs will be route rate times *** lbs for actual cost.

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*** Certain information on this page has been omitted in accordance with a request for confidential treatment submitted to the SEC.  The omitted information has been filed separately with the SEC.